Exhibit 3.7

CERTIFICATE OF MERGER

OF

FDS HOLDINGS, INC.

(a Delaware corporation)

WITH AND INTO

B1 PTI SERVICES, INC.

(a Delaware corporation)

The undersigned does hereby certify:

FIRST:             That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION

FDS HOLDINGS, INC.	DELAWARE

B1 PTI SERVICES, INC.	DELAWARE

SECOND:        That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of Delaware.  That the stockholders of FDS Holdings, Inc. and B1 PTI Services, Inc. have adopted the Agreement and Plan of Merger by written consent in accordance with Section 228 of the General Corporation Law of Delaware.

THIRD:            That the name of the surviving corporation of the merger is “B1 PTI SERVICES, INC.”  The Certificate of Incorporation of B1 PTI Services, Inc. shall be amended so that Article First reads in its entirety as follows:

“First.  The name of this corporation (hereinafter called the “corporation”) is FDS Holdings, Inc.”

As so amended, the Certificate of Incorporation of B1 PTI Services, Inc. shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

FOURTH:        That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is 6200 South Quebec Street, Greenwood Village, Colorado 80111.

FIFTH:             That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SIXTH:            That this Certificate of Merger shall be effective upon filing in accordance with the provisions of Sections 103 and 251(c) of the General Corporation Law of Delaware.

IN WITNESS WHEREOF, B1 PTI Services, Inc. has caused this Certificate to be signed on this 3rd day of November 2008 in its name by a duly authorized officer.

B1 PTI SERVICES, INC.

By:	/s/ Daniel Pope
Name:	Daniel Pope
Title:	Assistant Secretary